Exhibit (h)(2)

AMENDMENT

AMENDMENT made as of December 27, 2007 to that certain Amended and Restated Transfer Agency and Service Agreement made as of May 29, 2007 (the “TA Agreement”), between each of the investment companies listed in Exhibit A hereto including any series thereof (the “Fund”) and Prudential Mutual Fund Services LLC (“PMFS”). Capitalized terms not otherwise defined herein shall have the meaning assigned to them pursuant to the TA Agreement.

WHEREAS, the parties wish to amend the TA Agreement to add certain funds and or series thereof as parties to the TA Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.             Exhibit A of the TA Agreement shall be amended as set forth in this Amendment, attached hereto and made a part hereof.

2.	Each party represents to the other that this Amendment has been duly executed.

3.             This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

4.             This Amendment shall become effective for each Fund as of the date of first service as listed in Exhibit A hereto upon execution by the parties hereto. From and after the execution hereof, any reference to the TA Agreement shall be a reference to the TA Agreement as amended hereby. Except as amended hereby, the TA Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Fund and PMFS have caused this Amendment to be executed by their duly authorized representatives, as of the day and year first above written.

EACH FUND LISTED ON
EXHIBIT A HERETO

By: Robert F. Gunia
Robert F. Gunia
Title: Vice president OF ALL FUNDS OTHER THAN Nicholas-Applegate Fund, Inc. for which he is President

PRUDENTIAL MUTUAL FUND SERVICES LLC
By: Hansjerg P. Schlenker,
Hansjerg P. Schlenker
Title: Vice President

EXHIBIT A

FUNDS AND PORTFOLIOS

Effective May 29, 2007 (except as otherwise noted)

Cash Accumulation Trust

Liquid Assets Fund
National Money Market Fund
Dryden California Municipal Fund
California Income Series

Dryden Core Investment Fund

Taxable Money Market Series
Short-Term Bond Series

Dryden Global Real Estate Fund, Inc.

Dryden Global Total Return Fund, Inc.

Dryden Government Income Fund, Inc.

Dryden Government Securities Trust

Money Market Series

Dryden High Yield Fund, Inc.

Dryden Index Series Fund

Dryden Stock Index Fund

Dryden Municipal Bond Fund

High Income Series
Insured Series

Dryden National Municipals Fund, Inc.

Dryden Short-Term Bond Fund, Inc.

Dryden Short-Term Corporate Bond Fund
Dryden Ultra Short Bond Fund

Dryden Small-Cap Core Equity Fund, Inc.

Dryden Tax-Managed Funds

Dryden Large-Cap Core Equity Fund

Dryden Tax-Free Money Fund

Dryden Total Return Bond Fund, Inc.

MoneyMart Assets, Inc.

Prudential Institutional Liquidity Portfolio, Inc.

Institutional Money Market Series

Prudential World Fund, Inc.

Dryden International Equity Fund
Strategic Partners International Value Fund

Strategic Partners Opportunity Funds

Dryden Strategic Value Fund
Jennison Select Growth Fund

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The Prudential Investment Portfolios, Inc.

Dryden Active Allocation Fund

JennisonDryden Asset Allocation Funds

JennisonDryden Conservative Allocation Fund
JennisonDryden Moderate Allocation Fund
JennisonDryden Growth Allocation Fund
Jennison Growth Fund
Jennison Equity Opportunity Fund

Jennison 20/20 Focus Fund

Jennison Blend Fund, Inc.

Jennison Natural Resources Fund, Inc.

Jennison Sector Funds, Inc.

Jennison Financial Services Fund
Jennison Health Sciences Fund
Jennison Technology Fund
Jennison Utility Fund

Jennison Small Company Fund, Inc.

Jennison Mid-Cap Growth Fund, Inc.

JennisonDryden Portfolios

Jennison Value Fund

Dryden US Equity Active Extension Fund (as of December 27, 2007)

Strategic Partners Style Specific Funds

Jennison Conservative Growth Fund
Dryden Small Capitalization Value Fund

Target Asset Allocation Funds

Target Conservative Allocation Fund
Target Growth Allocation Fund
Target Moderate Allocation Fund

Strategic Partners Mutual Funds, Inc.

Strategic Partners Concentrated Growth Fund

Jennison Equity Income Fund

Dryden Money Market Fund

Dryden Mid-Cap Value Fund

The Target Portfolio Trust

Large Capitalization Growth Portfolio
Large Capitalization Value Portfolio
Small Capitalization Growth Portfolio
Small Capitalization Value Portfolio
International Equity Portfolio
International Bond Portfolio
Total Return Bond Portfolio
Intermediate-Term Bond Portfolio
Mortgage Backed Securities Portfolio
U.S. Government Money Market Portfolio

Nicholas-Applegate Fund, Inc.

Nicholas-Applegate Growth Equity Fund

The Prudential Series Fund

Conservative Balanced Portfolio
Diversified Bond Portfolio
Diversified Conservative Growth Portfolio
Equity Portfolio
Flexible Managed Portfolio
Global Portfolio
Government Income Portfolio
High Yield Bond Portfolio
Jennison Portfolio
Jennison 20/20 Focus Portfolio
Money Market Portfolio
Natural Resources Portfolio
Small Capitalization Stock Portfolio
Stock Index Portfolio
Value Portfolio
SP AIM Core Equity Portfolio
SP Davis Value Portfolio
SP Large Cap Value Portfolio
SP International Value Portfolio
SP Mid-Cap Growth Portfolio
SP PIMCO High Yield Portfolio
SP PIMCO Total Return Portfolio
SP Prudential U.S. Emerging Growth Portfolio
SP Small Cap Growth Portfolio
SP Small Cap Value Portfolio
SP Strategic Partners Focused Growth Portfolio
SP T. Rowe Price Large Cap Growth Portfolio
SP International Growth Portfolio
SP Aggressive Growth Asset Allocation Portfolio
SP Balanced Asset Allocation Portfolio
SP Conservative Asset Allocation Portfolio
SP Growth Asset Allocation Portfolio

[End of Exhibit A]